Exhibit 10.8

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) by and between PowerUp Acquisition Corp. (the “Company”) and Blackstone Capital Advisors, Inc. (the “Subscriber”) is dated and effective as of this 17th day of February, 2025. Each of the Company and the Subscriber are a “Party,” and collectively, the “Parties.”

RECITALS

WHEREAS, the Company entered into that certain Agreement and Plan of Merger, dated August 26, 2024, as amended, by and among the Company, Aspire Biopharma, Inc. (“Aspire”), PowerUp Merger Sub II, Inc., SRIRAMA Associates, LLC, and Stephen Quesenberry (the “Business Combination Agreement”);

WHEREAS, the Business Combination Agreement provides that the Company may borrow funds necessary to finance its ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the transactions contemplated by the Business Combination Agreement (“Working Capital Loans”);

WHEREAS, the Parties are parties to that certain Subscription Agreement dated as of December 13, 2024 (the “Subscription Agreement”) and that certain Promissory Note dated as of December 13, 2024 (the “Note”), pursuant to which the Subscriber has provided Working Capital Loans to the Company;

WHEREAS, , the Company entered into that certain Purchase Agreement, dated February 13, 2025, by and among the Company and Arena Business Solutions Global SPC II, Ltd. (the “ELOC Agreement”);

WHEREAS, in addition to the Working Capital Loans, the Subscriber intends to provide additional funding to the Company and Aspire in connection with the closing of the transactions contemplated by the Business Combination Agreement and to facilitate certain of the Company’s commitments under the ELOC Agreement; and

WHEREAS, as consideration for the Subscriber’s Working Capital Loans, the anticipated additional funding to be provided by the Subscriber to the Company and Aspire in order to consummate the transactions contemplated by the Business Combination Agreement, and the Subscriber’s agreement to facilitate certain commitments under the ELOC Agreement, additional shares will be issued to the Subscriber under the Subscription Agreement.

NOW, THEREFORE, in exchange for the covenants and agreements contained in this Agreement, the sufficiency of which is acknowledged by the Parties and Aspire, the Parties agree as follows:

AGREEMENT

1. Acknowledgment. The recitals set forth above are and for all purposes shall be interpreted as being an integral part of this Agreement, constituting acknowledgments and agreements by and between the Parties hereto, and are incorporated in this Agreement by this reference.

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2. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

3. Amendments. Pursuant to Section 6(d) of the Subscription Agreement, the Parties hereby agree to the following amendment:

Section 1(c) of the Subscription Agreement shall be replaced in its entirety with the following:

(c) Issuance of Commitment Shares. The Company will issue the Subscriber 1,795,000 shares of Common Stock (the “Commitment Shares”). In the event that the Company effects a reverse split of its common stock, the number of Shares if still owned would adjust on the same terms as all other shareholders.

4. Integration. The terms set forth in Section 6 of the Subscription Agreement are hereby integrated into this Agreement as if they were contained herein.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Company:

POWERUP ACQUISITION CORP.

By:
Name:	Surendra Ajjarapu
Title:	Chief Executive Officer

Subscriber:

BLACKSTONE CAPITAL ADVISORS, INC.

By:
Name:
Title

Acknowledged and agreed to:

ASPIRE BIOPHARMA, INC.

By:
Name:	Kraig Higginson
Title:	Chief Executive Officer

[Signature Page to Amendment Agreement]

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